Exhibit 6


                        AGREEMENT OF LIMITED PARTNERSHIP
                       OF MSTB FAMILY LIMITED PARTNERSHIP

      AGREEMENT OF LIMITED PARTNERSHIP made as of the 23rd day of May, 2001, among BARRY SILVERSTEIN, as general partner (the "General Partner"), and BARRY SILVERSTEIN and TRUDY SILVERSTEIN, as limited partners (individually, a "Limited Partner" and collectively, the "Limited Partners").

      WHEREAS, the parties hereto wish to enter into a limited partnership (the "Partnership") with each other in accordance with the terms hereof to carry on certain investment activities;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

      1.01. Commencement. The Partnership shall, upon the terms and subject to the conditions set forth herein, commence its existence subject to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act") as of the date hereof.

      1.02. Duration. The Partnership will continue until December 31, 2033, unless earlier dissolved and terminated as herein provided.

      1.03. Names, Status and Residences of Partners. The names, status and places of residence of the General Partner and of the Limited Partners (individually, a "Partner," and collectively, the "Partners") are set forth in Schedule A attached hereto.

      1.04. Filing and Publication of Certificate. The General Partner has executed, acknowledged and filed or shall execute, acknowledge and file with the
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office of the Secretary of State of the State of Delaware the requisite certificates to comply with the provisions of the Act.

      1.05. Power of Attorney. The Limited Partners hereby constitute and appoint the General Partner their true and lawful attorney to make, sign, execute, certify, acknowledge and file on behalf of the Limited Partners (i) any certificates of amendment or certificate of dissolution required under the Act and to include therein all information required by law and (ii) any documents, agreements and instruments necessary or related to the business and operation of the Partnership.

      1.06. Purposes of Partnership. The purposes of the Partnership are to purchase or otherwise acquire, hold for investment or sell or otherwise dispose of or realize upon, and generally deal in all forms of securities including limited partnership interests, stocks and bonds, real property and interests in real property, and interests or participations in other property or assets of any kind or description created or issued by any person, firm, partnership, syndicate or other entity, to exercise as owner or holder of the foregoing all rights, powers and privileges in respect thereof and to do all acts and things necessary or appropriate for the preservation, protection, improvement and enhancement in value of the foregoing. Without limiting the generality of the foregoing, the Partnership may carry out its business and accomplish its purposes as principal, whether by or through trustees or agents, alone or with associates, or as a member of or as a participant in any firm, association, trust, syndicate or other entity. The exercise of any powers pursuant to Article II hereof shall be deemed consistent with the purposes of the Partnership.

      1.07. Name of Partnership. The name of the Partnership will be MSTB Family Limited Partnership, or such other name as the General Partner shall choose at any time.


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      1.08. Principal Office. The principal place of business of the
Partnership, and such additional places of business of the Partnership as the General Partner may from time to time desire to establish, shall be located at such place or places inside or outside of the State of Delaware as the General Partner may determine from time to time.

      1.09. Liability of General Partner. The General Partner shall be liable for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Partnership.

      1.10. Liability of Limited Partners. Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Partnership in excess of the balance of his, her or its respective Capital Account (as defined in Section
4.02 hereof).

      1.11. Additional Limited Partners. The General Partner may admit additional Limited Partners to the Partnership without the consent of any Limited Partner. Admission of any partner hereunder shall not be a cause of dissolution of the Partnership.

                                   ARTICLE II

                                     POWERS

      2.01. The Partnership shall have the following powers:

            (a) Investments. To invest and trade, on margin or otherwise, in capital stock, bonds, notes, debentures, interests in limited partnerships, mortgages including senior and junior mortgages and other instruments or evidences of indebtedness, in rights and options relating thereto and in real and personal property (collectively, "Securities") and to sell Securities short;


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            (b) Securities. To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities held or owned by the Partnership with the ultimate objective of the preservation, protection, improvement and enhancement in value thereof;

            (c) Borrowing. To borrow or raise moneys and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon, pledge of, or conveyance or assignment in trust of, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such obligations of the Partnership for its purposes;

            (d) Affiliates. To borrow moneys and/or securities from, and lend moneys and or securities to, relatives of Partners, corporations controlled by Partners, trusts of which Partners are settlors, trustees or beneficiaries, and any other person or entity affiliated with any of the Partners (collectively, "Affiliates"), as well as Partners themselves, or to pledge, mortgage or hypothecate securities to secure borrowings or other liabilities of Affiliates to any financial institution, including any bank, and to make investments in or otherwise be involved with respect to entities or ventures in which Partners or Affiliates are involved; provided that it is expressly agreed and understood that the General Partner shall be authorized to sign any documents on behalf of the Partnership for this purpose without obtaining the prior consent of the Limited Partners;

            (e) Offices. To have and maintain one or more offices within or without the State of Delaware and in connection therewith to rent or acquire


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office space, engage personnel and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office or offices;

            (f) Bank Accounts. To open, maintain and close bank accounts, including the power to draw checks or other orders for the payment of moneys;

            (g) Contracts, To enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to the carrying out of the foregoing objects and purposes; and

            (h) Other. In general, to do and perform everything that may be necessary or desirable for the conduct of the Partnership's business and to carry out the purposes for which the Partnership is formed.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

      3.01. Contribution. Each Partner has agreed to contribute cash or Securities having a value equal to the sum set forth opposite his, her or its name on Schedule A hereof to the Partnership. The Partners shall make such additional contributions as may from time to time be agreed upon by unanimous consent of the Partners. With the consent of the General Partner, a Partner may contribute Securities to the capital of the Partnership.

      3.02. Interest The Partnership shall not be required to pay interest on the capital contribution of any Partner.


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                                   ARTICLE IV

                              CAPITAL ACCOUNTS AND
                           DIVISION OF PROFIT AND LOSS

      4.01. Partnership Books; Fiscal Year; Inspection. Proper and complete books of account of the investment activities of the Partnership shall be kept at the principal office of the Partnership. The fiscal year of the Partnership will be the calendar year, provided, that the first taxable year of the Partnership shall begin on the date hereof and end on December 31, 2001. As soon as practicable after the end of each fiscal year, the General Partner shall cause financial statements for such fiscal year to be prepared at the expense of the Partnership. Except as may be otherwise required by law, the right of each Limited Partner to inspect and copy the books of the Partnership shall be limited to the portions of such books which deal with the interest in the Partnership of such Limited Partner.

      4.02. Capital Accounts. Cumulative records reflecting the amount of a Partner's capital contributions, distributions, gains, losses, expenses and income ("Capital Accounts") will be maintained for each Partner.

      4.03. Allocation of Tax Items. Except as provided in Section 4.04 below, income, gains, losses, deductions and credits of the Partnership (each as determined for Federal income tax purposes) shall, for federal income tax purposes, be allocated to the Partners proportionately in accordance with their respective Capital Account balances. In the event that the Partners' proportionate Capital Accounts vary during a fiscal year, appropriate allocations shall be made by the General Partner.

      4.04. Gain or Loss on Contributed Securities. Any gain or loss realized during any fiscal year by the Partnership from the sale of any contributed


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Securities shall, for federal income tax purposes, be allocated between the contributing Partner and all of the other Partners as follows:

            (a) Any such gain or loss attributable to the difference between the contributing Partner's adjusted basis for such Securities and the market value thereof at the time of their contribution shall be allocated to such contributing Partner; and

            (b) Any such gain or loss attributable to the difference between the market value of such Securities at the time of their contribution and the proceeds realized by the Partnerships shall be allocated among all of the Partners (including such contributing Partner) in proportion to their respective Capital Accounts.

      If operation of the "ceiling rule" set forth in the regulations under
Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), prevents the preceding clause (a) from having its intended effect, appropriate "curative allocations" shall be made by the General Partner.

      4.05. Valuation of Securities. For purposes of determining the value of Securities, Securities which are traded on a stock exchange shall be valued at their last sales prices on the date of determination, or, if no sales occurred on such day, at the mean between the "bid" and "asked" price on such day; Securities which are not so listed shall be valued at their last closing bid prices if held "long" by the Partnership and their last closing asked prices on the date of determination if held "short" by the Partnership; Securities which are in the form of put or call options shall be valued at their last sales prices; and Securities which are not readily marketable shall be valued at fair market value as determined by the General Partner, in his sole discretion.


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                                    ARTICLE V

                                   MANAGEMENT

      5.01. Control by General Partner. Except as otherwise limited herein, the general management, control and conduct of the business of the Partnership will be vested solely in the General Partner. The Limited Partners will not take any part in the management of the business or transact any business for the Partnership, and will have no power to sign for or bind the Partnership.

      5.02. Liability of General Partner. The General Partner shall not be liable to the Limited Partners for any losses, damages or other injury incurred in the conduct of partnership activities except those caused by the willful neglect or gross negligence of the General Partner.

      5.03. Other Business Interests. The General Partner will devote such time to the activities of the Partnership as he deems necessary for its operation. It is understood, however, that the General Partner has and expects to have other interests to which he intends to devote substantial amounts of time and from which he expects to derive profits; and such other interests are expressly permitted.

      5.04. Fees of General Partner. The Partnership shall not pay the General Partner any fee as compensation for his services as General Partner to the Partnership, but shall reimburse him for his out-of-pocket expenses. The Partnership may retain and pay the fees and expenses of counsel, accountants and other experts whether or not Affiliates of the General Partner.

      5.05. Tax Matters Partner. The General Partner shall be the Tax Matters Partner as defined in Section 6231 (a)(7) of the Code.


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                                      ARTICLE VI

                        LEGAL INTERESTS AND DISTRTBUTIONS

      6.01. Legal Interests. Each Partner shall have and own an undivided interest in the Partnership equal to his, her or its Capital Account.

      6.02. Distributions. The General Partner shall make distributions of cash and property at such times and in such amounts and shall maintain such reserves as he shall, in his sole discretion, deem to be necessary or desirable. Distributions shall be made to the Partners in proportion to their respective Capital Account balances.

                                   ARTICLE VII

                        TRANSFER OF PARTNERSHIP INTEREST

      7.01. Prohibited Transfers. No Partner may, without the prior written consent of the General Partner, transfer, sell, assign, pledge or otherwise dispose of, whether voluntarily or by operation of law, at judicial sale or otherwise, all or any portion of its, his or her interest in the Partnership to any person or entity other than to the Partnership or to another Partner. Any transfer of an interest in the Partnership, other than in accordance with this Article, shall be voidable and the Partnership shall not be required to recognize any equitable or other claims to such partnership interest on the part of the purported transferee thereof. Any permitted transferee who is not already a Partner shall become a Partner upon its, his, or her execution and delivery to the Partnership of a copy of this Agreement, whereupon such permitted transferee shall have the benefit, and shall be subject to the obligations, of this Agreement.


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                                  ARTICLE VIII

                          TERMINATION, DISSOLUTION AND
                            DISTRIBUTION OF PROCEEDS

      8.01. Election by General Partner, The Partnership may be terminated by the General Partner as of the end of any fiscal year after fiscal year 2001 upon at least ninety (90) days' prior written notice to each of the Partners. In such event, the Partnership shall be wound up and liquidated.

      8.02. Death, Withdrawal, Etc. of Limited Partner. If any Limited Partner dies or becomes incapable of acting as such, the Partnership shall not dissolve, but the legal representative of such Limited Partner in his capacity as such shall become the Limited Partner in lieu of the deceased or incapacitated Limited Partner. A Limited Partner may withdraw from the Partnership only with the prior written consent of the General Partner.

      8.03. Death, Withdrawal, Etc. of General Partner. The General Partner may withdraw as such as of the end of any fiscal year upon at least thirty days' prior written notice to each of the Partners. If the General Partner so withdraws, or dies or becomes physically or mentally incapable of performing his duties as the General Partner, or if all the legal interest of the General Partner in the Partnership is sold, transferred, assigned or conveyed (whether voluntarily or by operation of law), the interest of the General Partner shall without further action be converted into an interest as Limited Partner. In the event of the death, withdrawal or physical or mental incapacity or the sale, transfer, assignment and conveyance of all the legal interest in the Partnership of the General Partner, the Partnership shall terminate and shall be wound up and liquidated, unless within ninety (90) days after the date of the death, withdrawal or physical or mental incapacity or the sale, transfer, assignment


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and conveyance of all the legal interest in the Partnership of the General
Partner, all the Limited Partners agree in writing to continue the business of the Partnership and to the appointment of one or more General Partners to the Partnership.

      8.04. Liquidation. A liquidation of the Partnership following its termination and dissolution shall be carried out by the General Partner or, if there is no General Partner, the Limited Partners may choose a liquidator. Such liquidation may be completed either by selling the Partnership assets and distributing the proceeds of such sale or by distributing the Partnership assets to the Partners in kind as the person carrying out the liquidation shall determine. Upon a distribution in kind each Partner shall receive an interest in the Partnership assets subject to any unsatisfied Partnership liabilities.

      8.05. Payments Prior to Liquidating Distribution. Before any liquidating distribution is made to the Partners, all Partnership debts and obligations (to persons other than the Partners) shall be paid or provided for and reasonable reserves shall be established for contingent liabilities in amounts determined by the General Partner. Any obligations of the Partnership to Partners shall then be paid. Thereafter the remaining Partnership assets shall be distributed to the Partners in proportion to their Capital Account balances.


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                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.01. Election Under Section 754. Promptly upon receipt of notice from a Partner or legal representative of a deceased Partner requesting the Partnership to make an election under Section 754 of the Code (or any successor section) or requesting revocation of such an election, the General Partner shall give notice thereof to all other Partners, and, after considering any comments from the other Partners, may in his discretion make an election or attempt to revoke any election then in effect pursuant to such Section 754.

      9.02. Notices. All notices hereunder shall be in writing. Notices to a Partner shall be directed to him, her or it at the address stated in Schedule A hereto. Notices to the Partnership shall be directed to the attention of the General Partner. Any Partner, by notice to the Partnership, may designate a new address to which notices to him, her or it may be sent and the Partnership will advise all of the Partners of such new address; similarly the Partnership may designate a new address for notices to it, by written notice to all the Partners. Unless otherwise specified herein, all notices shall be effective either when delivered to the proper address or when sent by registered or certified mail to such address.

      9.03. Indemnification. Notwithstanding the provisions of Section 1.09 hereof, the Partnership shall indemnify and save harmless the General Partner from any personal loss, damage or liability incurred by him by reason of any act performed by him or and on behalf of the Partnership except losses, damages and liabilities incurred arising from the willful neglect or gross negligence of such General Partner.

      9.04. Securities Law Restrictions. Each Partner by executing and delivering this Agreement represents, warrants and covenants to the other Partners


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and the Partnership that his, her or its Partnership interest is being acquired solely for his, her or its own account for investment and not with a view to any public sale or other disposition thereof, and not for or on behalf of any other person or entity and that such Partnership interest will not be sold without registration under the Securities Act of 1933 of exemption therefrom.

      9.05. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by the General Partner and his determination shall be final, binding and conclusive. If and to the extent that the foregoing provision shall be invalid or ineffective, any such controversy or claim arising out of or relating to this Agreement or the breach thereof shall be submitted to arbitration before a single arbitrator in Delaware in accordance with the then prevailing Rules of Commercial Arbitration of the American Arbitration Association and judgment upon any arbitration award may be entered in any court having jurisdiction thereof.

      9.06. Further Assurances. Each Partner will do all acts and execute all additional documents necessary or desirable to carry out the provisions of this Agreement.

      9.07. Binding Effect. The rights and liabilities of the parties shall bind and inure to the benefit of their respective heirs, administrators, executors, successors and assigns.

      9.08. Survival. All the terms and conditions of this Agreement shall survive the filing of the Limited Partnership Certificate and any other certificates to be filed hereunder.

      9.09. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreement and understandings of the


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parties in connection therewith, No Partner or agent of the Partnership is authorized to make any representation, warranty or promise not contained herein. No change, termination or attempted waiver of any of the provisions hereof shall be binding on the Partnership unless in writing and signed by the General Partner and a majority-in-interest of the Limited Partners (unless a higher percentage is required by this Agreement or applicable law). No Partner or agent of the Partnership is authorized to agree to any change, termination or waiver of any of the provisions hereof in any other way. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the Partnership to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge or cancellation of this Agreement, and no waiver of any provision. of or default under this Agreement shall affect the right of the Partnership or Partners thereafter to enforce said provision or to exercise any right or remedy in the event of any other default, whether or not similar.

      9.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      9.11. Grammatical Construction. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.


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      9.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

      9.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

      9.14. Liability. Each Trustee executes this Agreement only as Trustee and shall be bound hereby only in his or her capacity as Trustee and not individually. The Partnership shall look solely to the assets of the trust that is a Partner for satisfaction of any liability of the Trustee of such trust in respect hereof and will not seek recourse against such Trustee individually or against any of his or her individual assets.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first set forth above.

                                    GENERAL PARTNER:


                                    /s/ Barry Silverstein
                                    ---------------------
                                    Barry Silverstein


                                    LIMITED PARTNERS:


                                    /s/ Barry Silverstein
                                    ---------------------
                                    Barry Silverstein


                                    /s/ Trudy Silverstein
                                    ---------------------
                                    Barry Silverstein


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STATE OF FLORIDA                   )
                                   :ss.:
COUNTY OF SARASOTA                 )

      On this 23rd day of May, 2001, before me personally appeared BARRY SILVERSTEIN, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                             /s/ Marjory Schiavo
                                             ----------------------------
                                                    Notary Public

                                            [NOTARY SEAL OF MARJORY SCHIAVO]

STATE OF FLORIDA                   )
                                   :ss.:
COUNTY OF SARASOTA                 )

      On this 23rd day of May, 2001, before me personally appeared TRUDY SILVERSTEIN, to me known and known to me to be the individual described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed the same.

                                             /s/ Marjory Schiavo
                                             ----------------------------
                                                    Notary Public

                                            [NOTARY SEAL OF MARJORY SCHIAVO]